FOR IMMEDIATE RELEASE

Sequenom Contact:
Paul Goodson	Rachel Kennedy
Investor Relations	Media Contact
Sequenom, Inc.	inVentiv Health PR Group
858-202-9427	858-449-9575
pgoodson@sequenom.com	rachel.lipsitz@inventivhealth.com

SEQUENOM ANNOUNCES APPOINTMENT OF DIRK VAN DEN BOOM AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
SAN DIEGO, Calif. - Dec. 10, 2015 - Sequenom, Inc. (NASDAQ: SQNM), a life sciences company committed to enabling healthier lives through the development of innovative products and services, today announced that its Board of Directors has appointed current Interim President and Chief Executive Officer Dirk van den Boom, Ph.D. as President and Chief Executive Officer, effective immediately. Dr. van den Boom will also retain his seat on Sequenom’s Board of Directors.
“The Board’s unanimous decision reflects our strong confidence in Dirk’s ability to execute on our strategic plan and to restore Sequenom’s growth,” said Dr. Kenneth Buechler, Chairman of Sequenom’s Board of Directors. “Dirk is a proven leader with a long history at Sequenom, deep scientific knowledge of our products, experience developing and implementing Sequenom’s business strategy, and the demonstrated ability to bring our people together to accomplish goals. In the space of only 10 weeks since he was appointed Interim President and Chief Executive Officer, he has established a clear path forward for Sequenom, focusing on entering a new market channel, driving the growth of our newest product, MaterniT® GENOME, and bringing new efficiencies to Sequenom’s operations. The company is well positioned to execute on these and other opportunities, and the Board is confident that there is no better leader than Dirk to realize Sequenom’s potential.”
Dr. van den Boom also commented, “I am honored by the opportunity to lead Sequenom into this next chapter. We remain focused on bringing the best products to market while aggressively positioning the company for success and expanding our leadership in the field.”

Dr. van den Boom joined Sequenom in 1998 and has served in various management roles within Sequenom’s R&D department. More recently, he has served as the company’s Chief Scientific and Strategy Officer, and in September 2015 was appointed Interim President and Chief Executive Officer. Dr. van den Boom received his PhD in biochemistry/molecular biology from the University of Hamburg where he focused on various aspects of nucleic acid analysis with mass spectrometry. He has co-authored more than 50 scientific articles and is inventor on 48 patents/patent applications.
About Sequenom
Sequenom, Inc. (NASDAQ: SQNM) is committed to enabling healthier lives through the development of innovative products and services. The Company serves patients and physicians by providing early patient management information. To learn how Sequenom is interpreting the genome to improve your life, visit www.sequenom.com.
About Sequenom Laboratories
Sequenom Laboratories, a CAP-accredited and CLIA-certified molecular diagnostics laboratory, has developed a broad range of laboratory tests, with a focus principally on prenatal care. Branded under the names HerediT®, HerediT® UNIVERSAL, MaterniT® GENOME, MaterniT21® PLUS, NextView®, SensiGene® and VisibiliT™, these molecular genetic laboratory-developed tests provide early patient management information for obstetricians, geneticists, and maternal fetal medicine specialists. Sequenom Laboratories is changing the landscape in genetic diagnostics using proprietary cutting edge technologies. Visit www.laboratories.sequenom.com and follow @SequenomLabs.
SEQUENOM®, HerediT®, MaterniT® GENOME, MaterniT21® PLUS, NextView®, SensiGene®, VisibiliT™ and Sequenom Laboratories™ are trademarks of Sequenom, Inc. All other trademarks and service marks are the property of their respective owners.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the development of innovative products and services, the ability to execute on our strategic plan and restore Sequenom’s growth, the ability to drive the growth of MaterniT® GENOME, the ability to bring products to market, the ability to expand Sequenom’s leadership in the field and the ability to bring new efficiencies to Sequenom’s operations. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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